CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated July 26, 1995, on our audits of the consolidated financial statements and financial statement schedule of SofTech, Inc. as of May 31, 1995 and 1994, and for the three years in the period ended May 31, 1995.



                                       /s/ COOPERS & LYBRAND L.L.P.
                                           COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
October 30, 1995